                                    EXHIBIT 11.1

                      COMPUTATION OF NET LOSS PER COMMON SHARE

                                    1998            1997           1996           1995         1994

Net Loss...................  $(9,588,542)   $(11,036,144)   $(2,735,364)   $(2,488,375)   $(385,013)
Preferred B dividend.......            -               -              -       (783,700)    (421,696)
Preferred B accretion......            -               -        (43,464)       (43,464)     (30,367)
Preferred B redemption
  premium..................            -               -       (365,810)             -            -
Preferred C dividend.......            -               -       (520,393)      (275,256)           -
Preferred C accretion......            -               -        (11,380)        (4,944)           -
                             -----------    ------------    -----------    -----------    ---------
Net loss attributable to
  common stock.............  $(9,588,542)   $(11,036,144)   $(3,676,411)   $(3,595,739)   $(837,076)
                             ===========    ============    ===========    ===========    =========

Avg. weighted shares.......    8,328,429       7,193,837      3,042,466      2,987,908    2,373,258
                               =========       =========      =========      =========    =========
Basic and diluted net loss
  per common share as
  reported.................       $(1.15)         $(1.53)        $(1.16)        $(1.14)      $(0.33)
Retroactive effect of
  change in accounting
  principle................            -               -          (0.05)         (0.06)       (0.02)
                             -----------    ------------    -----------    -----------    ---------
Basic and diluted net loss
  per common share.........       $(1.15)         $(1.53)        $(1.21)        $(1.20)      $(0.35)
                               =========       =========      =========      =========    =========


           COMPUTATION OF ACTUAL WEIGHTED AVERAGE SHARES OUTSTANDING

                                                                    ANNUAL
                                                         ACTUAL   WEIGHTED
                                         ISSUE DATE      SHARES    AVERAGE

      1994 Beginning Balance...........                2,232,530   2,232,530
      Common Stock Sales...............  10/24/94        755,378     140,728
                                                       ---------   ---------
         1994 Ending Balance...........  12/31/94      2,987,908   2,373,258
                                                       =========   =========

      1995 Beginning Balance...........                2,987,908   2,987,908
      Common Stock Sales...............
                                                               -           -
         1995 Ending Balance...........  12/31/95      2,987,908   2,987,908
                                                       =========   =========

      1996 Beginning Balance...........                2,987,908   2,987,908
      Option Exercise..................   5/15/96          3,124       1,960
      Conversion of Series C...........  12/26/96      1,376,379      18,803
      Conversion of Series C Warrants..  12/26/96         73,766       1,008
      Shares issued in IPO.............  12/26/96      2,400,000      32,787
                                                       ---------   ---------
         1996 Ending Balance...........  12/31/96      6,841,177   3,042,466
                                                       =========   =========

      1997 Beginning Balance...........                6,841,177   6,841,177
      Shares issued for over-allotment.   1/25/97        375,000     350,342
      Option Exercise..................   6/27/97          2,000       1,030
      Option Exercise..................  10/13/97          2,585         567
      Option Exercise..................   11/6/97          4,700         721
                                                       ---------   ---------
         1997 Ending Balance...........  12/31/97      7,225,462   7,193,837
                                                       =========   =========

      1998 Beginning Balance...........                7,225,462   7,225,462
      Option Exercise .................  01/09/98         31,655      30,961
      Option Exercise..................  01/13/98          3,876       3,749
      Restricted Stock Award ..........  03/06/98         50,000      41,233
      Option Exercise..................  04/09/98         35,966      26,309
      Option Exercise..................  05/13/98          1,938       1,237
      Sale of Shares for Cash .........  06/10/98      1,462,044     821,148
      Option Exercise..................  06/11/98         96,506      53,938
      Option Exercise..................  06/12/98          6,462       3,594
      Issuance of Shares ..............  08/21/98        240,000      87,452
      Option Exercise..................  10/28/98         20,144       3,587
      Option Exercise..................  11/05/98         38,775       6,055
      Option Exercise..................  11/10/98        166,381      23,704
                                                       ---------   ---------
         1998 Ending Balance...........  12/31/98      9,379,209   8,328,429
                                                       =========   =========